Exhibit 99.1

ProMIS Neurosciences Announces $20.4 Million Private Placement Financing

At-the-Market Fundraise supports Company through several potentially value-creating milestones and beyond

TORONTO, Ontario and CAMBRIDGE, Massachusetts – August 21, 2023 – ProMIS Neurosciences Inc. (Nasdaq: PMN) (“ProMIS” or the “Company”), a biotechnology company focused on the generation and development of antibody therapeutics targeting toxic misfolded proteins in neurodegenerative diseases such as Alzheimer’s disease (AD), amyotrophic lateral sclerosis (ALS) and multiple system atrophy (MSA), today announced that it has entered into a securities purchase agreement with certain new and existing accredited investors to issue and sell an aggregate of approximately $20.4 million of (a)  common share units, each consisting of one of the Company’s common shares (the “Common Shares”) and one warrant to purchase one Common Share (the “Warrants”) (the “Common Share Units”) and (b) pre-funded units, each consisting of one pre-funded warrant to purchase one Common Share and one Warrant (the “Pre-Funded Units”). The Common Share Units were sold at a price of $1.88 per unit and the Pre-Funded Warrants were sold at a price of $1.87 per unit through a private investment in public equity (“PIPE”) financing.

The PIPE included participation from Affinity Asset Advisors, LLC, Ally Bridge Group, Sphera Healthcare and other institutional and individual accredited investors.

ProMIS anticipates the gross proceeds from the PIPE to be approximately $20.4 million, before deducting fees to the placement agents and other offering expenses payable by the Company. The financing is expected to close on August 23, 2023, subject to customary closing conditions.

Proceeds from the PIPE financing are expected to be used to advance the clinical development of PMN310, ProMIS’ lead therapeutic candidate, as well as for working capital and other general corporate expenses.

Certain directors and officers of the Company are subscribing for up to approximately $145,000 of Common Share Units. The issuance of Common Share Units to insiders will be considered a "related party transaction" within the meaning of Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions ("MI 61-101"). The Company is relying on exemptions from the formal valuation requirements of MI 61-101 pursuant to section 5.5(a) and the minority shareholder approval requirements of MI 61-101 pursuant to section 5.7(1)(a) in respect of such insider participation as the fair market value of the transaction, insofar as it involves interested parties, does not exceed 25% of the Company's market capitalization.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. ProMIS Neurosciences has agreed to file a registration statement with the SEC registering the resale of the Common Shares and the Common Shares issuable upon the exercise of the Pre-Funded Warrants and Warrants issued in the PIPE financing.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or other jurisdiction.

About ProMIS Neurosciences Inc.

ProMIS Neurosciences Inc. is a development stage biotechnology company focused on generating and developing antibody therapeutics selectively targeting toxic misfolded proteins in neurodegenerative diseases such as Alzheimer’s disease (AD), amyotrophic lateral sclerosis (ALS) and multiple system atrophy (MSA). The Company’s proprietary target discovery engine applies a thermodynamic, computational discovery platform - ProMIS™ and Collective Coordinates - to predict novel targets known as Disease Specific Epitopes on the molecular surface of misfolded proteins. Using this unique approach, the Company is developing novel antibody therapeutics for AD, ALS and MSA. ProMIS has offices in Toronto, Ontario and Cambridge, Massachusetts.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain information in this news release constitutes forward-looking statements and forward-looking information (collectively, “forward-looking information”) within the meaning of applicable securities laws. In some cases, but not necessarily in all cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “excited to”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, “is positioned”, “estimates”, “intends”, “assumes”, “anticipates” or “does not anticipate” or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “will” or “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Specifically, this news release contains forward-looking information relating to the expected timing for the closing of the private placement and the anticipated use of proceeds from the private placement. Statements containing forward-looking information are not historical facts but instead represent management's current expectations, estimates and projections regarding the future of our business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this news release, are subject to known and unknown risks, uncertainties and assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including, but not limited to, the Company’s ability to fund its operations and continue as a going concern, its accumulated deficit and the expectation for continued losses and future financial results. Important factors that could cause actual results to differ materially from those indicated in the forward-looking information include, among others, the factors discussed throughout the “Risk Factors” section of the Company's most recently filed annual information form available on www.SEDAR.com, in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2022 and the section entitled “Risk Factors” in its Post-Effective Amendment No. 1 to Form S-1, filed March 17, 2023, each as filed with the Securities and Exchange Commission, and subsequent quarterly reports. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

For further information:

Visit us at www.promisneurosciences.com

Please submit media inquiries to info@promisneurosciences.com.

For Investor Relations, please contact:

Stern Investor Relations

Anne Marie Field, Managing Director

annemarie.fields@sternir.com

Tel. 212-362-1200